United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 23, 2025

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Nevada	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2025, Cannae Holdings, Inc. (the "Company") entered into a Voting and Support Agreement (the "Voting and Support Agreement") with Dun & Bradstreet Holdings, Inc. ("D&B") and Denali Intermediate Holdings, Inc., a Delaware corporation ("Parent"), concerning the 69,048,691 shares of D&B common stock, par value $0.0001 per share, for which the Company is currently the beneficial owner (hereafter, the "Owned Shares"). Pursuant to the Voting and Support Agreement, the Company has agreed to affirmatively vote (including via proxy) or execute consents with respect to the Owned Shares, in favor of the merger contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement") dated March 23, 2025 by and between D&B, Parent, and Denali Buyer, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and adoption of the Merger Agreement and each of the actions contemplated by the Merger Agreement.

Pursuant to the Voting and Support Agreement, the Company has also agreed not to take certain actions, including (i) tendering any Owned Shares into any tender or exchange offer, (ii) transferring any Owned Shares (subject to certain exceptions), (iii) granting any proxies or powers of attorney or (iv) taking any action that would make any representation or warranty by the Company contained in the Voting and Support Agreement untrue or incorrect in any material respect or have the effect of preventing or disabling the Company from performing its obligations under the Voting and Support Agreement in any material respect. The Company is permitted to sell up to 10,000,000 of the Owned Shares prior to completion of the merger contemplated by the Merger Agreement or termination of the Merger Agreement in accordance with its terms.

The Voting and Support Agreement will terminate upon the earliest to occur of the merger contemplated by the Merger Agreement or the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by the terms and conditions of the Voting and Support Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto and is incorporated by reference herein, and the foregoing description of the Voting and Support Agreement is qualified in its entirety by reference thereto.

Additional information regarding the Merger Agreement can be found in D&B’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Voting and Support Agreement, dated March 23, 2025, by and among Dun & Bradstreet Holdings, Inc., Denali Intermediate Holdings, Inc. and Cannae Holdings, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	March 25, 2025	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary